EXHIBIT 5.2
May 25, 2011
Titan International, Inc.
2701 Spruce Street
Quincy, Illinois 62301
Ladies and Gentlemen:
     We are acting as special counsel for Titan International, Inc., an Illinois corporation (the “Company”), in connection with the Company’s preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-4 (the “Registration Statement”) with respect to the registration under the Securities Act of 1933 (the “Act”) of the offer and exchange by the Company of up to $200,000,000 aggregate principal amount of the Company’s 7.875% Senior Secured Notes due 2017 (the “Exchange Notes”), which Exchange Notes will be guaranteed by Titan Wheel Corporation of Illinois, Titan Tire Corporation and Titan Tire Corporation of Freeport, each an Illinois corporation (collectively, the “Illinois Guarantors”), and by Titan Tire Corporation of Bryan, an Ohio corporation (“Titan of Bryan” and, together with the Illinois Guarantors, the “Guarantors”), for a like principal amount of the Company’s outstanding 7.875% Senior Secured Notes due 2017 (the “Outstanding Notes”), which Outstanding Notes have also been guaranteed by the Guarantors. The Outstanding Notes were, and the Exchange Notes will be, issued pursuant to an Indenture, dated as of October 1, 2010 (the “Indenture”), among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The Indenture provides, among other things, that to evidence the guarantee of the Exchange Notes by each Guarantor, a notation of such Guarantor’s guarantee (a “Notation of Guarantee”) will be endorsed by an officer of such Guarantor on each Exchange Note authenticated and delivered by the Trustee.
     In connection with rendering this opinion, we have examined such corporate records, certificates and other documents as we have considered necessary for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.
     Based on the foregoing and subject to the qualifications, limitations and exclusions set forth herein, we are of the opinion that:
     1. The Company and each of the Illinois Guarantors is a validly existing Illinois corporation, in good standing under the laws of the State of Illinois.

Titan International, Inc.
May 25, 2011

     2. The Company has the necessary corporate power and corporate authority under the laws of Illinois to execute and deliver the Indenture and the Exchange Notes and to perform its obligations thereunder. Each of the Illinois Guarantors has the necessary corporate power and corporate authority under the laws of Illinois to execute and deliver the Indenture and the Notations of Guarantee to be endorsed by it on the Exchange Notes and to perform its obligations under the Indenture and such Notations of Guarantee.
     3. The execution and delivery of the Indenture and the Exchange Notes by the Company and the performance and observance by the Company of its obligations thereunder have been duly authorized by all necessary corporate action on the part of the Company. The execution and delivery by the Illinois Guarantors of the Indenture and the Notations of Guarantee to be endorsed by them on the Exchange Notes, and the performance and observance by the Illinois Guarantors of their respective obligations thereunder, have been duly authorized by all necessary corporate action on the part of the Illinois Guarantors.
     4. To the extent that Illinois law is applicable, the Indenture has been duly executed and delivered by the Company and by the Illinois Guarantors.
     We are members of the Bar of the State of Illinois and our opinions herein are limited to matters of the laws of the State of Illinois, and we express no opinions regarding federal securities law or the law of other state jurisdictions.
     We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement filed by the Company to register the Exchange Notes under the Act and to the reference to our Firm under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
     A copy of this opinion may be delivered to Davis & Gilbert LLP in connection with its opinion filed as Exhibit 5.1 to the Registration Statement. Davis & Gilbert LLP may rely on this opinion as if it were addressed and had been delivered by us to it on the date hereof.
Very truly yours,

Schmiedeskamp, Robertson, Neu & Mitchell LLP

/s/ William M. McCleery, Jr. William M. McCleery, Jr.